UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814
(Commission File Number)

84-0705083
(IRS Employer Identification No.)

34501 E. Quincy Ave., Bldg. 34, Box 10, Watkins, CO 80137
(Address of principal executive office) (Zip Code)

Registrant’s telephone, including area code
(303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.
ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Registrant held its Annual Shareholders’ meeting on January 18, 2017. Holders of 23,754,098 shares of common stock outstanding on November 21, 2017, were entitled to vote at the meeting, of which 15,479,785 shares, or approximately 65.2% of those entitled to vote, were present in person or by proxy at the meeting. The results of the matters voted upon and approved at the meeting are as follows:
1.
 Election of Directors

	Voted
	For	Withheld	Broker Non-Votes

Mark W. Harding	14,498,228	981,557	0
Harrison H. Augur	15,421,924	57,861	0
Patrick J. Beirne	14,507,066	972,719	0
Arthur G. Epker III	15,285,032	194,753	0
Richard L. Guido	15,421,426	58,359	0
Peter C. Howell	15,425,910	53,875	0

2.
As described in the Registrant’s Current Report on Form 8-K filed on January 17, 2017, the Company’s independent registered public accounting firm resigned because its partners and employees joined Crowe Horwath LLP, another independent registered public accounting firm. Accordingly, Proposal No. 2 presented in the proxy statement, related to the ratification of the independent registered public accounting firm for the 2017 fiscal year, was withdrawn prior to the meeting and not voted upon.

3.
For the approval, on an advisory basis, of executive compensation:

For	Against	Abstain	Non-Votes
15,448,080	20,700	11,005	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2017

PURE CYCLE CORPORATION

/s/ Mark W.  Harding
By: Mark W. Harding,
President and Chief Financial Officer